UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2009
PHYSICIANS FORMULA HOLDINGS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-33142 (Commission File Number)	23-0340099 (IRS Employer Identification No.)
1055 West 8th Street Azusa, California 91702 (Address of principal executive offices, including Zip Code)
(626) 334-3395 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

    Physicians Formula, Inc. (“Physicians”), a wholly-owned subsidiary of Physicians Formula Holdings, Inc. (the “Company”), entered into the Fifth Amendment to Credit Agreement, dated as of July 29, 2009 (the “Fifth Amendment”), which amends that certain Credit Agreement, dated as of November 14, 2006, as amended on July 8, 2008, September 9, 2008, December 5, 2008 and March 30, 2009 (the “Credit Agreement”), by and among Physicians, the several banks and other lenders from time to time parties thereto and Union Bank, N.A., as administrative agent and a lender (the “agent” or “lender”).

    The Fifth Amendment reduced the maximum amount available for borrowing under the Company’s revolving credit facility from $25.0 million to $20.0 million and amended the borrowing base formula to increase the maximum percentage of eligible accounts receivable from any one customer from 25% to 35% (the “35% concentration requirement”).  As a result, the maximum amount available for borrowing under the revolving credit facility is equal to the lesser of (i) $20.0 million and (ii) the sum of (a) up to 65% of the book value of the Company’s eligible accounts receivable, which is subject to the increased 35% concentration requirement, (b) the lesser of (1) up to 15% of the Company’s eligible inventory and (2) $5.0 million, (c) the balance of certain of Physicians’ foreign currency accounts denominated in Canadian dollars, and (d) the orderly liquidation value of eligible equipment not to exceed $1.0 million, all as determined in accordance with the Credit Agreement as amended by the Fifth Amendment.

    The lender also waived the event of default that resulted from an overadvance to the Company of $1.8 million on July 1, 2009.

    In connection with the Fifth Amendment, the Company paid the lender a fee of $50,000 and related expenses.  The Company also agreed to hire a management consultant to conduct an assessment of the Company’s business plan, cost structure and liquidity.

    The foregoing description of the material terms of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amendment which is attached as Exhibit 10.1 to this Current Report on Form 8-K, the Credit Agreement attached as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on December 21, 2006, the First Amendment to Credit Agreement attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 11, 2008, the Second Amendment to Credit Agreement attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 12, 2008, the Third Amendment to Credit Agreement attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 9, 2008 and the Fourth Amendment to Credit Agreement attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 31, 2009, each of which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1
Fifth Amendment to Credit Agreement, dated July 29, 2009, by and among Physicians Formula, Inc., the several banks and other lenders from time to time parties to the Credit Agreement and Union Bank, N.A., as administrative agent.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHYSICIANS FORMULA HOLDINGS, INC.

/s/ Jeff M. Berry
Date: August 4, 2009	Name:	Jeff M. Berry
	Title:	Interim Chief Financial Officer